AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT
      THIS AMENDMENT TO SECURITIES LENDING AUTHORIZATION
AGREEMENT ("Amendment") is made effective as of the 8th day of September 2015 (the "Effective Date"), by and between THE BANK
OF NEW YORK MELLON, ("Bank"), and DBX ETF TRUST (the "Client"), with respect to each of the funds identified on Attachment 1 hereto, as amended, modified or supplemented from time to time (each a "Lender" and collectively the "Lenders").
      WHEREAS, the Client and Bank have entered into a certain Securities Lending Authorization Agreement dated as of April 29, 2015 (as amended, modified or supplemented from time to time, the "Agreement"); and
      WHEREAS, the Client and the Lending Agent desire to amend
the Agreement in certain respects as hereinafter provided:
      NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:
      1.	From and after the Effective Date, the Agreement is
hereby amended by deleting Attachment 1 therefrom in its
entirety and replacing it with the new Attachment 1 attached hereto.
      2.	Except as expressly amended hereby, all of the
provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects.
Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "herein", "hereby", "hereunder" and "hereof") shall be deemed to refer to the Agreement as amended by this Amendment.
      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.




            [PAGE BREAK]



      ATTACHMENT 1
      to
      SECURITIES LENDING AUTHORIZATION
      dated September 8, 2015
      by and between THE BANK OF NEW YORK MELLON, ("Bank"), and DBX ETF TRUST (the "Client"), with respect to each of the funds identified on therein, as amended, modified or supplemented from time to time (each a "Lender" and collectively the "Lenders") (as amended from time to time, the "Agreement")
      LIST OF LENDERS
      The following is the list of the "Lenders" referred to in the Securities Lending Authorization Agreement dated April 29, 2015, by and between THE BANK OF NEW YORK MELLON and the DBX ETF TRUST, as Client.

INFORMATION IS DISPLAYED IN THE FOLLOWING ORDER:

List of Funds
Ticker
Tax ID




Deutsche X-trackers MSCI All China Equity ETF
CN
61-1733363

Deutsche X-trackers MSCI All World ex US Hedged Equity ETF
DBAW
35-2487240

Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF
DBAP
32-0415154

Deutsche X-trackers MSCI Brazil Hedged Equity ETF
DBBR
27-3674142

Deutsche X-trackers MSCI EAFE Hedged Equity ETF
DBEF
27-3674072

Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF
DBEM
27-3673279

Deutsche X-trackers MSCI Eurozone Hedged Equity ETF
DBEZ
35-2515896

Deutsche X-trackers MSCI Europe Hedged Equity ETF
DBEU
37-1737319

Deutsche X-trackers MSCI Germany Hedged Equity ETF
DBGR
27-3674231

Deutsche X-trackers MSCI Japan Hedged Equity ETF
DBJP
27-3674284

Deutsche X-trackers MSCI Mexico Hedged Equity ETF
DBMX
80-0955471

Deutsche X-trackers MSCI South Korea Hedged Equity ETF
DBKO
80-0958067

Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF
DBUK
36-4766438

Deutsche X-trackers High Yield Corporate Bond - Interest Rate Hedged ETF
HYIH
32-0446629

Deutsche X-trackers Investment Grade Bond - Interest Rate Hedged ETF
IGIH
35-2514120

Deutsche X-trackers Emerging Markets Bond - Interest Rate Hedged ETF
EMIH
38-3938362

Deutsche X-trackers Dow Jones Hedged International Real Estate ETF
DBRE
38-3955903

Deutsche X-trackers S&P Hedged Global Infrastructure ETF
DBIF
61-1754920

Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF
JPN
35-2526331

Deutsche X-trackers MSCI EAFE High Dividend Yield Hedged Equity ETF
HDEF
38-3970077

Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged
Equity ETF
HDEE
61-1760743

Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF
HDEZ
61-1760828

Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity
ETF
HDAW
35-2532024

Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF
DBES
35-2531947

Deutsche X-trackers MSCI Australia Hedged Equity ETF
DBAU
30-0870469

Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF
DBSE
61-1761215

Deutsche X-trackers MSCI Italy Hedged Equity ETF
DBIT
38-3933474



Deutsche X-trackers MSCI Spain Hedged Equity ETF
DBSP
35-2532025

Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF
JPNH
38-3956117

Deutsche X-trackers CSI 300 China A-Shares Hedged Equity ETF
ASHX
30-0876187

Deutsche X-trackers MSCI Latin America Pacific Alliance ETF
PACA
35-2536403